BARRETT ASSIGNMENT AGREEMENT

THIS BARRETT ASSIGNMENT AGREEMENT (the “Agreement”) is dated as of the 1st day of March 2011 and effective on the Effective Date (as defined below) by and between TELESAT IOM LIMITED, a corporation organized and existing under the laws of the Isle of Man (“Telesat IOM”) and LORAL SPACE & COMMUNICATIONS INC., a corporation organized and existing under the laws of the State of Delaware (“Loral Space”). The parties hereto may be referred to individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, Loral Space and Barrett Xplore Inc. (“Barrett”) entered into a Satellite Capacity and Gateway Service Agreement, dated as of December 31, 2009, whereby Loral Space agreed to provide to Barrett, and Barrett agreed to take from Loral Space, certain space segment services on the Loral Space payload on the ViaSat-1 satellite (the “Satellite”) and related services; and

WHEREAS, Loral Space and Telesat IOM are entering into a Space Segment Assignment and Assumption Agreement contemporaneously with this Agreement (the “Space Segment Assignment Agreement”) pursuant to which Loral Space will assign certain contracts relating to the Satellite to Telesat IOM; and

WHEREAS, Loral Space, Loral Canadian Gateway Corporation, a Canadian corporation (“LCGC”) and Telesat Canada, a Canadian corporation (“Telesat Canada”) are entering into a Gateway Assignment and Assumption Agreement contemporaneously with this Agreement (the “Gateway Assignment Agreement”) pursuant to which LCGC will assign contracts associated with the gateway facilities for the operation of the Satellite to Telesat Canada; and

WHEREAS, Loral Space desires to assign to Telesat IOM, and Telesat IOM desires to assume from Loral Space, Loral Space’s rights and obligations under the agreements entered into with Barrett identified in Schedule 1 attached hereto (collectively the “Barrett Agreement”), according to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual representations, warranties, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.0 Assignment by Loral Space to Telesat IOM of the Barrett Agreement

1.1 For and in consideration of (x) payment by Telesat IOM to Loral Space of the Loral Payment (as defined below) and (y) and assumption by Telesat IOM from Loral Space of the obligations of Loral Space under the Barrett Agreement, Loral Space hereby absolutely and irrevocably transfers, assigns, sets over and conveys unto Telesat IOM any and all of Loral Space’s rights, title and interest in, to and under the Barrett Agreement and any and all of Loral Space’s burdens, duties, obligations and liabilities under the Barrett Agreement from and after the Effective Date. Telesat IOM hereby accepts such assignment and, without limiting, and in furtherance of, the foregoing, agrees, pursuant to the Barrett Assumption Agreement to be delivered by Telesat IOM on the Effective Date in the form attached hereto as Annex A, to assume such burdens and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Loral Space to be observed, performed, paid or discharged from and after the Effective Date under the Barrett Agreement, with the same force and effect as though Telesat IOM were a party to the Barrett Agreement. It is understood and agreed that, except as set forth below in Section 1.3, from and after the Effective Date Loral Space shall be released from any and all further liabilities and obligations under the Barrett Agreement, and Telesat IOM shall cooperate with Loral Space and use commercially reasonable efforts to assist Loral Space in obtaining from Barrett a full release of its obligations under the Barrett Agreement.

1.2     On the Effective Date in consideration for the assignment of the Barrett Agreement and other good and valuable consideration, Telesat IOM shall pay to Loral Space TWELVE MILLION, THIRTY-NINE THOUSAND, ONE HUNDRED AND TWENTY-SIX DOLLARS AND TWENTY-NINE CENTS US ($12,039,126.29 USD) (the “Loral Payment”); (ii)  Loral Space shall pay to Telesat IOM TWO HUNDRED AND EIGHTY THOUSAND, FIVE HUNDRED AND FORTY-THREE DOLLARS AND NINETY-EIGHT CENTS CANADIAN ($280,543.98 Cdn) with respect to a portion of the deposit paid by Barrett. The Loral Payment and the amount paid by Loral Space shall be made without reduction for any tax imposed by Canada, the United States or the Isle of Man with respect to the transactions contemplated by this Agreement.

1.3 Notwithstanding anything in this Agreement to the contrary, Loral Space shall indemnify, hold harmless, and defend (at Telesat IOM’s request), Telesat IOM and its Affiliates from and against any and all liabilities, losses, costs, claims, damages, penalties and expenses, including reasonable out-of-pocket attorneys’ fees and disbursements, whether direct or indirect (collectively, “Losses”), suffered or incurred by Telesat IOM or its Affiliates relating to the Barrett Agreement assigned hereunder as a result of or arising directly or indirectly out of or in connection with any act or omission of Loral Space or any other breach of any covenant or agreement set forth under the Barrett Agreement, where such act or omission or breach occurred prior to the Effective Date, unless such Losses arise directly or indirectly as a result of or in connection with Telesat IOM’s default, gross negligence or willful misconduct.

1.4 Telesat IOM shall indemnify, hold harmless, and defend (at Loral Space’s request), Loral Space and its Affiliates from and against any and all Losses suffered or incurred by Loral Space or its Affiliates relating to the Barrett Agreement assigned hereunder arising on or after the Effective Date, unless such Losses arise directly or indirectly as a result of or in connection with Loral Space’s default, gross negligence or willful misconduct.

1.5 For purposes of this Agreement, an “Affiliate” of Telesat IOM or Loral Space, as applicable, shall be defined as any individual, partnership, limited liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity (i) directly or indirectly controlling (including all directors, officers, members and partners of such person or entity), controlled by, or under direct or indirect common control with, Telesat IOM or Loral Space, as applicable, or (ii) that directly or indirectly owns more than fifty percent (50%) of any class of voting or equity securities of Telesat IOM or Loral Space, as applicable. “Control” shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of another entity whether through the ownership of voting securities or voting interests, by contract or otherwise.

1.6 The indemnifying party shall have the right, upon written notice to the indemnified party, to investigate, contest, defend or settle any asserted liability that may result in a Loss with respect to which the indemnified party is entitled to indemnification pursuant to this Agreement, as the case may be, subject to a reservation of rights; provided that the indemnified party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such asserted liability through representatives and counsel of its own choosing; and, provided further, that the indemnifying party shall not settle any asserted liability unless (i) such settlement is on exclusively monetary terms or (ii) the indemnified party shall have consented to the terms of such settlement, which consent shall not unreasonably be withheld. If requested by the indemnifying party, the indemnified party will, at the sole cost and expense of the indemnifying party, cooperate with the indemnifying party and its counsel in contesting any asserted liability or, if appropriate and related to the asserted liability in question, in making any counterclaim against the third party claimant, or any cross-complaint against any person (other than the indemnified party or its Affiliates). Unless and until the indemnifying party elects to defend the asserted liability, the indemnified party shall have the right, at its option and at the indemnifying party’s expense, to do so in such manner as it deems appropriate; provided, however, that the indemnified party shall not settle, compromise or pay any asserted liability for which it seeks indemnification hereunder without the prior written consent of the indemnifying party (which shall not be unreasonably withheld).

1.7 All transfer, documentary, sales, use, stamp, registration, goods and services, provincial sales, harmonized sales and other such taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by Telesat IOM when due, and Telesat IOM will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes, fees and charges, and, if required by applicable law, Loral Space will, and will cause its Affiliates to, join in the execution of any such tax return and other documentation.

1.8 Loral Space shall reimburse Telesat IOM THIRTEEN MILLION US DOLLARS ($13,000,000M USD) in the event that ViaSat Inc. terminates the Satellite Contract for default as contemplated by Article 6.A of the Agreement between Loral Space and Space Systems/Loral Inc. dated January 11, 2008 (“Loral Payload Agreement”) which will be assigned to Telesat IOM.

2.0	Supplemental Capacity Revenue Share

2.1 Notwithstanding anything in this Agreement to the contrary, Loral Space and Telesat IOM agree that, in the event that Telesat IOM obtains any Supplemental Capacity (as defined in the Barrett Agreement), Telesat IOM agrees to remit to Loral Space one-half of any revenue (“Supplemental Revenue”) actually received and earned by Telesat IOM in connection with leasing the Supplemental Capacity to its customers during the first four years after the service commencement date of the Supplemental Capacity (the “Supplemental Capacity Service Date”), after deducting (i) the costs incurred by Telesat IOM to obtain the Supplemental Capacity, including, without limitation, the capital cost of and any tariffs, taxes, permits or licence fees for additional components, gateway equipment and consumer premises equipment specifically required to enable implementation of the Supplemental Capacity, and costs incurred to install such equipment (provided that if there is any incremental revenue associated with the consumer premises equipment, the cost of which is deducted pursuant to this section 2.1, such incremental revenue shall be included in Supplemental Revenue) and (ii) any reduction in revenue related to the Barrett Capacity (as defined in the Barrett Agreement) which results from the implementation of the Supplemental Capacity (collectively, the “Supplemental Capacity Costs”). Within thirty (30) days after the end of each calendar quarter during the first four years after the Supplemental Capacity Commencement Date, Telesat IOM shall send to Loral Space a report of such Supplemental Revenue, if any, received and earned by Telesat IOM for leasing the Supplemental Capacity in excess of the Supplemental Capacity Costs during that calendar quarter, and shall remit payment to Loral Space of its share of the Supplemental Revenue, by wire transfer or such other method as the Parties may agree. If requested by Loral Space, Telesat IOM shall provide Loral Space with backup information and data to support the Supplemental Revenue and Supplemental Capacity Costs contained in its report. Loral Space shall have the right to audit such report and backup information during regular business hours upon reasonable notice to Telesat IOM.

3.0 Representations and Warranties

3.1 Except as disclosed in Schedule 2 hereto (the “Disclosure Schedule”) delivered by Loral Space to Telesat IOM in connection with this Agreement, Loral Space represents and warrants to Telesat IOM as of the Effective Date as follows:

3.1.1 No Other Commitments. Loral Space has not made any promises or commitments or incurred any liabilities or obligations with respect to the Barrett Agreement being assigned to Telesat IOM hereunder other than as set forth in the terms and conditions of such Barrett Agreement, nor has Loral Space waived or modified or agreed to waive or modify any terms of the Barrett Agreement. Loral Space represents that no other commitments or promises have been made by Loral Space or its Affiliates with respect to the procurement, operation or sale of capacity on the ViaSat 1 satellite other than as set forth in the Barrett Agreement, the Gateway Assignment Agreement and the Space Segment Assignment Agreement.

3.1.2 Authority. Loral Space has the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform all of its obligations hereunder, and to consummate the transactions contemplated by this Agreement. The execution and delivery by Loral Space of this Agreement and the performance its obligations hereunder has been duly authorized by all necessary and proper corporate action. This Agreement has been, and each other document to be delivered by Loral Space pursuant to this Agreement will be, duly executed and delivered by Loral Space and, assuming the due authorization, execution and delivery hereof by Telesat IOM, this Agreement and each such other document shall constitute a legal, valid and binding obligation of Loral Space, enforceable against Loral Space in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and the availability of equitable remedies.

3.1.3 Barrett Agreement. So far as Loral Space is aware, the Barrett Agreement is legal, valid and binding, and in full force and effect, in accordance with its terms and Barrett has not cancelled or given written notice that it intends to cancel the Barrett Agreement. Loral Space has performed, and as far as Loral Space is aware, Barrett has performed, in all material respects, its respective obligations under the Barrett Agreement. No material default exists (or, but for the passage of time or the giving of notice, would exist) under the Barrett Agreement on the part of Loral or, so far as Loral is aware, on the part of Barrett to said Loral Barrett Agreements.

3.1.4 No Conflicts; No Default. The execution and delivery of this Agreement by Loral Space does not, and the performance by Loral Space of the obligations to be performed by Loral Space hereunder and the consummation by Loral Space of the transaction contemplated by this Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the articles, by-laws or the comparable governing instruments of Loral Space; (ii) a material breach or violation of, a default under, the triggering of any payment or other material obligation pursuant to, the acceleration of (with or without the giving of notice or the lapse of time) any provision of the Barrett Agreement, or create in any party the right to accelerate, terminate, modify or cancel, require any notice or give rise to a loss of any benefit under the Barrett Agreement; (iii) a material breach or violation of any law or regulation to which Loral Space is subject; (iv) any material and adverse change in the rights or obligations of Loral Space under the Barrett Agreement, or under any permit or license; or (v) the creation of any lien or encumbrance on, or the forfeiture of the Barrett Agreement.

3.1.5 Accuracy of Information. Loral Space represents that the information, including without limitation the financial information relating to the Barrett Agreement is accurate and complete. So far as Loral Space is aware, after due inquiry, no representation, warranty or statement made by Loral Space in this Agreement, or in any Schedule, statement or certificate furnished to Telesat IOM pursuant to this Agreement (including the Disclosure Schedule) contains any untrue statement of material fact, or omits as of the Effective Date to state a material fact necessary to make the representations, warranties or statements contained herein or therein, not misleading.

3.1.6 Governmental Proceedings, Litigation, Laws and Licenses. So far as Loral Space is aware, there is not in effect any judgment, ruling, order, writ, decree, stipulation or injunction by or with any governmental entity or agency to which Loral Space or any of its Affiliates is party to or by which Loral Space or any of its Affiliates or any properties or assets of any of the foregoing is bound and which relates to or affects the Barrett Agreement, or this Agreement or the transactions contemplated hereby. Neither Loral Space or any of its Affiliates is party to, engaged in or, to the knowledge of any of them, threatened with any legal action or proceeding, claim or complaint which relates to or affects the Barrett Agreement, this Agreement or the transactions contemplated hereby, and Loral Space does not have any knowledge of any event or condition which would reasonably be expected to result in any such legal action or proceeding or that would reasonably be expected to prevent, or to materially hinder, modify or delay, the transactions contemplated by this Agreement. So far as Loral Space is aware, neither Loral Space nor any of its Affiliates is in default under or with respect to any judgment, ruling, order, writ, decree, stipulation or injunction of the type described in this Section 3.1.6 relating to this Agreement or the Barrett Agreement.

3.2 Notwithstanding anything in this Agreement to the contrary, Loral Space shall indemnify, hold harmless, and defend (at Telesat IOM’s request), Telesat IOM and its Affiliates from and against any and all Losses suffered or incurred by Telesat IOM or its Affiliates as a result of or arising directly or indirectly out of or in connection with any breach of the foregoing representations or warranties. In no event shall Loral Space’s liability for all Losses under this Agreement exceed the amount of SIXTY-ONE MILLION, TWO HUNDRED THOUSAND US DOLLARS ($61,200,000 USD) less any amounts paid to Telesat Canada or Telesat IOM pursuant to: (i) this Agreement, or (ii) the Space Segment Assignment Agreement or (iii) the Gateway Assignment Agreement, whether paid with respect to an indemnification obligation, direct damages or otherwise.

3.3 Telesat IOM represents and warrants to Loral Space as of the Effective Date as follows:

3.3.1 Authority. Telesat IOM has the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform all of its obligations hereunder, and to consummate the transactions contemplated by this Agreement. The execution and delivery by Telesat IOM of this Agreement has been duly authorized by all necessary and proper corporate action. This Agreement has been, and each other document to be delivered by Telesat IOM pursuant to this Agreement will be, duly executed and delivered by Telesat IOM and, assuming the due authorization, execution and delivery hereof by Loral Space, this Agreement shall constitute a legal, valid and binding obligation of Telesat IOM, enforceable against Telesat IOM in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and the availability of equitable remedies.

3.3.2 No Conflicts; No Default. The execution and delivery of this Agreement by Telesat IOM does not, and the performance by Telesat IOM of the obligations to be performed by it hereunder and the consummation by Telesat IOM of the transactions contemplated by this Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the articles, by-laws or the comparable governing instruments of Telesat IOM; (ii) a material breach or violation of, a default under, the triggering of any payment or other material obligation pursuant to, the acceleration of (with or without the giving of notice or the lapse of time) any provision of any agreement to which Telesat IOM is party or may be bound, or create in any party the right to accelerate, terminate, modify or cancel, require any notice or give rise to a loss of any benefit under any such agreement; or (iii) a material breach or violation of any law or regulation to which Telesat IOM is subject.

3.3.3 Governmental Proceedings, Litigation, Laws and Licenses. So far as Telesat IOM is aware, there is not in effect any judgment, ruling, order, writ, decree, stipulation or injunction by or with any governmental entity or agency to which Telesat IOM or any of its Affiliates is party to or by which Telesat IOM or any of its Affiliates or any properties or assets of any of the foregoing is bound and which relates to or affects the Barrett Agreement, or this Agreement or the transactions contemplated hereby. Neither Telesat IOM nor any of its Affiliates is party to, engaged in or, to the knowledge of any of them, threatened with any legal action or proceeding, claim or complaint which relates to or affects the Barrett Agreement, this Agreement or the transactions contemplated hereby, and Telesat IOM has no knowledge of any event or condition which would reasonably be expected to result in any such legal action or proceeding or that would reasonably be expected to prevent, or to materially hinder, modify or delay, the transactions contemplated by this Agreement. So far as Telesat IOM is aware, neither Telesat IOM nor any of their Affiliates is in default under or with respect to any judgment, ruling, order, writ, decree, stipulation or injunction of the type described in this Section 3.3.3 relating to this Agreement or the Barrett Agreement.

3.4 Notwithstanding anything in this Agreement to the contrary, Telesat IOM shall indemnify, hold harmless, and defend (at Loral Space’s request), Loral Space and its Affiliates from and against any and all Losses suffered or incurred by Loral Space or its Affiliates as a result of or arising directly or indirectly out of or in connection with any breach of the foregoing representations or warranties.

4.0 Miscellaneous

4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the province of Ontario, Canada, without giving effect to its conflict of law principles, and the laws of Canada applicable therein.

4.2 Further Assurances. Each Party to this Agreement covenants and agrees that, from time to time after the date hereof, it will execute and deliver all such documents, including all such additional conveyances, transfers, consents and other assurances, and do all such other acts and things as the other Party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or any of the respective obligations intended to be created hereby or thereby. Loral Space hereby constitutes and appoints, effective as of the Effective Date, Telesat IOM and its successors and assigns as the true and lawful attorney of Loral Space with full power of substitution in the name of Telesat IOM or in the name of Loral Space but for the benefit of Telesat IOM (a) to collect for the account of Telesat IOM all amounts due or accounts receivable under the Barrett Agreement and (b) to institute and prosecute all proceedings which Telesat IOM may in its discretion deem proper in order to collect such amounts or accounts receivable or to assert or enforce any right, title or interest in, to or under the Barrett Agreement and to defend or compromise any and all actions, suits or proceedings in respect of the Barrett Agreement. Telesat IOM shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

4.3 Notices. All notices hereunder shall be made by written notification, by hand, mail, recognized courier service, or electronic mail transmission, and to the address(es) set forth below and shall be deemed to be received upon actual delivery by a recognized courier service or personal delivery or upon confirmation of a facsimile or electronic mail transmission:

If to Loral Space, to:

Loral Space & Communications Inc.

600 Third Avenue

New York, New York 10016

Phone: 212-697-1105

Facsimile: 212-338-5320

Attention: Senior Vice President, General Counsel and Secretary

If to Telesat IOM, to:

1601 Telesat Court
Ottawa, Ontario K1B 5P4
Phone: 613-748-8797
Facsimile: 613-748-8712
Attention: Vice President, Law

Either Party may by notice in accordance with this Section change the person or address to which such notices, requests or other communications are to be given.

4.4 Non-Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Party, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

4.5 Succession. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties hereto.

4.6 Headings. The headings used throughout this Agreement are for convenience only, are not a part of this Agreement, and shall have no effect upon the construction and/or interpretation of this Agreement.

4.7 Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall constitute an original, binding version of this Agreement, and all such counterparts shall constitute but one and the same agreement. The signature of each Party shall appear on each counterpart. Facsimile signatures shall be considered valid.

4.8 Severability. Any provision of this Agreement found to be unenforceable or invalid by a court of competent jurisdiction shall in no way affect the validity or enforceability of any other provision except that if such invalid or unenforceable provision provided a material benefit to a Party hereto, such Party shall have the right to terminate the Agreement without liability to the other.

4.9 Third Party Beneficiary/Independent Contractor. Nothing in this Agreement shall be deemed or construed by either Party, or by any third party, to create any rights, obligations, or interests in any third party, or to create any association, partnership, joint venture, principal/agent relationship, employer/employee relationship, or any fiduciary relationship of any kind between the Parties.

4.10 Amendment. This Agreement may not be amended or terminated, and no provision hereof may be waived, except by a writing signed by each of the Parties hereto.

4.11 Effective Date. The Effective Date shall be the later of (a) the date of execution of this Agreement, (b) the date that the Space Segment Assignment Agreement becomes effective and (c) the date on which the notice of the assignment and assumption provisions in article 8.4 of the Barrett Agreement have been satisfied.

4.12 Entire Agreement. This Agreement, along with the Schedules hereto, constitutes the entire agreement between Loral Space and Telesat IOM relative to the subject matter of this Agreement, and this Agreement may be altered, amended, or revoked only by an instrument in writing signed by Loral Space and Telesat IOM. Loral Space and Telesat IOM agree that any prior or contemporaneous oral and written agreements between and among themselves and their agents and representatives relative to the subject of this Agreement are superseded and replaced by this Agreement.

[Remainder of page left intentionally blank]IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

LORAL SPACE & COMMUNICATIONS INC.
By:	/s/ Avi Katz

Name: Avi Katz Title: Senior Vice President, General Counsel and Secretary

TELESAT IOM LIMITED
By:	/s/ Christopher DiFrancesco

Name: Christopher DiFrancesco Title: Director

Annex A

Form of Barrett Assumption Agreement

BARRETT ASSUMPTION AGREEMENT

THIS BARRETT ASSUMPTION AGREEMENT (the “Agreement”) is dated as of the        day of March 2011 (the “Effective Date”) by and between TELESAT IOM LIMITED, a corporation organized and existing under the laws of the Isle of Man (“Telesat IOM”), and LORAL SPACE & COMMUNICATIONS INC., a corporation organized and existing under the laws of the State of Delaware (“Loral Space”). The parties hereto may be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Loral Space and Barrett Xplore Inc. (“Barrett”) entered into a Satellite Capacity and Gateway Service Agreement, dated as of December 31, 2009, whereby Loral Space agreed to provide to Barrett, and Barrett agreed to take from Loral Space, certain space segment services on the Loral Space payload on the ViaSat-1 satellite and related services (the “Barrett Agreement”); and

WHEREAS, Loral Space and Telesat IOM on March 1, 2011 entered into the Barrett Assignment Agreement (the “Barrett Assignment Agreement”), pursuant to which Loral Space agreed to assign its rights under the Barrett Agreement to Telesat IOM; and

WHEREAS, in connection with the Barrett Assignment Agreement, Telesat IOM wishes to confirm its assumption of the obligations of Loral Space under the Barrett Agreement, in accordance with Section 8.4 of the Barrett Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.0 Assumption by Telesat IOM of Loral Space’s Obligations under the Barrett Agreement. For and in consideration of the assignment by Loral Space to Telesat IOM of any and all of Loral Space’s rights, title and interest in, to and under the Barrett Agreement, Telesat IOM hereby expressly assumes any and all of Loral Space’s burdens, duties, obligations and liabilities under the Barrett Agreement from and after the Effective Date, and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Loral Space to be observed, performed, paid or discharged from and after the Effective Date under the Barrett Agreement, with the same force and effect as though Telesat IOM were a party to the Barrett Agreement.

2.0 Miscellaneous

2.1 Governing Law. This Agreement shall be governed by and construed under the laws of the province of Ontario, Canada, without giving effect to its conflict of law principles, and the laws of Canada applicable therein.

2.2 Further Assurances. Each Party to this Agreement covenants and agrees that, from time to time after the date hereof, it will execute and deliver all such documents, including all such additional conveyances, transfers, consents and other assurances, and do all such other acts and things as the other Party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or any of the respective obligations intended to be created hereby or thereby.

2.3 Notices. All notices hereunder shall be made by written notification, by hand, mail, recognized courier service, or electronic mail transmission, and to the address(es) set forth below and shall be deemed to be received upon actual delivery by a recognized courier service or personal delivery or upon confirmation of a facsimile or electronic mail transmission:

If to Loral Space, to:

Loral Space & Communications Inc.

600 Third Avenue

New York, New York 10016

Phone: 212-697-1105

Facsimile: 212-338-5320

Attention: Senior Vice President, General Counsel and Secretary

If to Telesat IOM, to:

1601 Telesat Court
Ottawa, Ontario K1B 5P4
Phone: 613-748-8797
Facsimile: 613-748-8712
Attention: Vice President, Law

Either Party may by notice in accordance with this Section change the person or address to which such notices, requests or other communications are to be given.

2.4 Non-Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Party, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

2.5 Succession. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties hereto.

2.6 Headings. The headings used throughout this Agreement are for convenience only, are not a part of this Agreement, and shall have no effect upon the construction and/or interpretation of this Agreement.

2.7 Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall constitute an original, binding version of this Agreement, and all such counterparts shall constitute but one and the same agreement. The signature of each Party shall appear on each counterpart. Facsimile signatures shall be considered valid.

2.8 Severability. Any provision of this Agreement found to be unenforceable or invalid by a court of competent jurisdiction shall in no way affect the validity or enforceability of any other provision except that if such invalid or unenforceable provision provided a material benefit to a Party hereto, such Party shall have the right to terminate the Agreement without liability to the other.

2.9 Third Party Beneficiary/Independent Contractor. Nothing in this Agreement shall be deemed or construed by either Party, or by any third party, to create any rights, obligations, or interests in any third party, or to create any association, partnership, joint venture, principal/agent relationship, employer/employee relationship, or any fiduciary relationship of any kind between the Parties.

2.10 Amendment. This Agreement may not be amended or terminated, and no provision hereof may be waived, except by a writing signed by each of the Parties hereto.

2.11 Entire Agreement. This Agreement constitutes the entire agreement between Loral Space and Telesat IOM relative to the subject matter of this Agreement, and this Agreement may be altered, amended or revoked only by an instrument in writing signed by Loral Space and Telesat IOM. Loral Space and Telesat IOM agree that any prior or contemporaneous oral and written agreements between and among themselves and their agents and representatives relative to the subject of this Agreement are superseded and replaced by this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

LORAL SPACE & COMMUNICATIONS INC.

By:
Name:
Title:

TELESAT IOM LIMITED

By:
Name:
Title: